UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 11, 2015

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)

505 Huntmar Park Drive, Suite 300
Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(877) 645-7663
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)  2015 Annual Meeting of Shareholders

The Annual Meeting of the Company was held on February 11, 2015.

(b)  Voting Results

1.) Shareholders elected nine directors to hold office until the 2016 Annual Meeting of Shareholders or until their successors are elected and qualified. The final votes with respect to each director nominee were:

	For	Withheld	Broker Non-Votes
Robert R. Buck	44,999,440	1,142,555	1,356,083
Paul M. Isabella	45,773,901	368,094	1,356,083
Richard W. Frost	44,608,295	1,533,700	1,356,083
James J. Gaffney	44,668,789	1,473,206	1,356,083
Peter M. Gotsch	37,832,292	8,309,703	1,356,083
Neil S. Novich	45,722,252	419,743	1,356,083
Stuart A. Randle	44,636,458	1,505,537	1,356,083
Wilson B. Sexton	45,744,249	397,746	1,356,083
Douglas L. Young	45,795,005	346,990	1,356,083

2.) Shareholders ratified the appointment of Ernst & Young LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending September 30, 2015. The final votes were:

For	46,838,529
Against	580,327
Abstain	79,222
Broker Non-Votes	0

3.) Shareholders approved the compensation for our named executive officers as presented in our proxy statement on a non-binding, advisory basis. The final votes were:

For	45,960,058
Against	86,826
Abstain	95,111
Broker Non-Votes	1,356,083

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: February 12, 2015	By:	/s/ JOSEPH M. NOWICKI
JOSEPH M. NOWICKI
Executive Vice President & Chief Financial Officer